EXHIBIT 99.2

Investor Contact:
Robert G. Burrows
Vice President, Investor Relations
240-631-3280
BurrowsR@ebsi.com

Media Contact:
Tracey Schmitt
Vice President, Global Public Affairs
and Corporate Responsibility
240-631-3394
SchmittT@ebsi.com

EMERGENT BIOSOLUTIONS ANNOUNCES PLAN TO IMPLEMENT TAX-FREE SPIN-OFF OF BIOSCIENCES BUSINESS INTO A SEPARATE PUBLICLY-TRADED COMPANY

GAITHERSBURG, Md., August 6, 2015—Emergent BioSolutions Inc. (NYSE: EBS) today announced that its Board of Directors has authorized management to pursue a tax-free spin-off of the company's Biosciences business into a separate, stand-alone publicly-traded company. The spin-off is expected to create two independent public companies with distinct strategic plans, growth strategies, and operational and development priorities.

The new Biosciences company, to be named at a later date, will focus on providing novel oncology and hematology therapeutics to meaningfully improve patients' lives. The core technology of the Biosciences company will be its ADAPTIR platform applied to immuno-oncology. Emergent BioSolutions will continue to operate as a global specialty biopharmaceutical company whose core business is focused on providing specialty products for civilian and military populations that address intentional and naturally emerging public health threats.

"The proposed spin-off recognizes that our two operating divisions have evolved into distinct business and investment opportunities. The Biosciences spin-off establishes each as a pure play company with a focused strategy and enables each company to target investors attracted to its business profile," said Daniel J. Abdun-Nabi, President and Chief Executive Officer of Emergent BioSolutions. "This transaction will allow us to accelerate our growth strategy while enabling the new Biosciences company to invest in novel therapeutics in the highly attractive immuno-oncology field. We expect the spin-off to enhance business focus, better align resources to achieve strategic priorities, and unlock significant value for both companies."

Strategic Rationale
Emergent believes that establishing the Biosciences business as a stand-alone public company offers a number of benefits. The spin-off will enable each company to:
•	tailor business strategies to best address opportunities within its target market,
•	enhance business focus and better align resources to achieve strategic priorities,
•	pursue distinct capital structures and capital allocation strategies, and
•	target investors attracted to its business profile.

New Biosciences Company: A biopharmaceutical company focused on novel oncology and hematology therapeutics to meaningfully improve patients' lives

The new Biosciences company will consist of certain assets currently in Emergent's Biosciences division, including:
•	the ADAPTIR™ (modular protein technology) platform including bi-specific therapeutics based on Redirected T-cell Cytotoxicity (RTCC), a promising approach within immuno-oncology,
•	MOR209/ES414, a bi-specific therapeutic for metastatic castration resistant prostate cancer currently in Phase 1 clinical development in partnership with MorphoSys AG, and
•	a commercial product portfolio consisting of IXINITY, WinRho, HepaGam B, and VARIZIG.

The Biosciences company will be well-positioned to:
•	establish itself as a "pure play" biopharmaceutical company in the highly attractive immuno-oncology field,
•	target investments and operations in the development of bi-specific therapeutics using the proprietary ADAPTIR platform technology,
•	increase awareness of ADAPTIR's RTCC mechanism of action, and
•	provide greater visibility into its innovative platform technology and product candidates for potential collaborators.

Emergent expects to provide the Biosciences company with a fixed cash contribution of $50 million to $70 million. Additional sources of cash to support R&D investment will include commercial product sales and partnership funding.

Emergent BioSolutions: A global specialty biopharmaceutical company focused on providing specialty products for civilian and military populations that address intentional and naturally emerging public health threats

Emergent will retain the biodefense marketed products and development programs, platform technologies, and manufacturing infrastructure. Emergent will maintain its headquarters in Gaithersburg, Maryland, biodefense product development facilities in Gaithersburg, Maryland and Munich, Germany, cGMP manufacturing facilities in Lansing, Michigan, Hattiesburg, Mississippi, and Winnipeg, Manitoba, Canada, as well as its CMO fill/finish operations in its Camden site in Baltimore, Maryland. Emergent's Bayview Campus, also in Baltimore, Maryland, will continue to operate as an HHS-designated Center for Innovation in Advanced Development and Manufacturing. Emergent's Winnipeg manufacturing facility is expected to serve as primary CMO for some products of the Biosciences company under an arm's length, long-term manufacturing agreement.

Emergent, with its focus on its core biodefense business, will be better positioned to:
•	establish itself as a "pure play" company, recognized as a leader in the biodefense and emerging infectious diseases fields,
•	enhance its financial returns and operating margins through the elimination of biosciences related R&D, sales, marketing and G&A costs, and
•	allow greater flexibility in its capital allocation decisions.

Leadership

As stand-alone public companies, Emergent and the new Biosciences company will have separate management teams and boards of directors. Daniel J. Abdun-Nabi will remain President and Chief Executive Officer and Robert G. Kramer will remain Executive Vice President and Chief Financial Officer of Emergent. Fuad El-Hibri will remain Executive Chairman of the Board of Directors.

Upon completion of the spin-off, Marvin L. White will serve as President and Chief Executive Officer of the new Biosciences company. Mr. White is currently a member of Emergent's Board of Directors. He is the former Chief Financial Officer of St. Vincent's Health, a $2.8 billion multi-hospital health system. Mr. White previously served as Executive Director and CFO of Lilly USA, a subsidiary of Eli Lilly and Company, and held other positions in corporate finance at Eli Lilly and Company.

"Marvin brings more than two decades of experience as a senior executive of prominent pharmaceutical and healthcare organizations," said Mr. Abdun-Nabi. "Having worked with Marvin on our board for five years, it is clear that his combination of leadership talents and business acumen will serve the new Biosciences company well as it strives to achieve the promise of its product portfolio and platform technology."

"Having witnessed the development of the biosciences business as an Emergent director, I am excited for the opportunity to grow this business as an independent public company by leveraging its innovative ADAPTIR technology in the highly-desirable immuno-oncology field," said Mr. White. "I look forward to working with the talented team within the new Biosciences company to advance its unique product candidates for the benefit of patients."

Additional details of the board and management team of the new Biosciences company will be provided at a later date.

Financial Guidance

Emergent expects to incur transaction-related expenses of $2 million to $4 million in 2015, which are included in its reaffirmed 2015 financial guidance. The company expects additional costs in 2016 leading up to completion of the spin-off.

Additional Information and Next Steps

The transaction is intended to take the form of a tax-free distribution to Emergent's shareholders of common stock of a new publicly-traded Biosciences company. The stock distribution ratio and other matters, including the stock exchange on which the new Biosciences company's stock will be listed, will be determined at a later date. Emergent will continue to be listed on the New York Stock Exchange under its existing symbol "EBS."

More details about the Biosciences company, including pro forma financial information, will be disclosed when the new Biosciences company files a Form 10 registration statement with the Securities and Exchange Commission in connection with the transaction. The initial filing of the Form 10 registration statement is expected to occur in the first quarter of 2016. The transaction is expected to be completed in mid-2016, subject to certain conditions, including the receipt of a favorable opinion from outside tax counsel and private letter ruling from the Internal Revenue Service, execution of inter-company agreements by Emergent and the new Biosciences company, the effectiveness of the Form 10 registration statement, and final approval of the transaction by Emergent's board of directors.

The transaction will not require the approval of Emergent's shareholders. Obligations under the 2.875% Convertible Senior Notes due 2021 will remain with Emergent following completion of the transaction, subject to the conversion adjustments provided in the indenture governing the notes.

Emergent may, at any time and for any reason until the proposed spin-off is complete, abandon the spin-off or modify its terms and conditions.

Emergent is being advised by J.P. Morgan Securities LLC, as financial advisor, and by Wilmer Cutler Pickering Hale and Dorr LLP, as legal advisor.

Conference Call and Webcast Information
Company management will host a conference call on August 6, 2015 at 8:00 am eastern time to discuss the proposed spin-off, as well as to discuss Emergent's financial results for the second quarter of 2015, which were announced in a separate press release today. This conference call can be accessed live by telephone or through Emergent's website.

Live Teleconference Information: Dial in number: 855-766-6521 International dial in: 262-912-6157 Passcode: 78708197	Live Webcast Information: Visit www.emergentbiosolutions.com and select the "Investors" section
Teleconference Replay: Dial in number: 855-859-2056 International dial in: 404-537-3406 Passcode: 78708197 Available through August 20, 2015	Webcast Archive: Visit www.emergentbiosolutions.com and select the "Investors" section
The company has posted a presentation regarding the transaction that is accessible via the following link: www.emergentbiosolutions.com/investors

About Emergent BioSolutions
Emergent BioSolutions is a global specialty biopharmaceutical company dedicated to one simple mission—to protect and enhance life. We develop, manufacture, and deliver a portfolio of medical countermeasures for biological and chemical threats as well as emerging infectious diseases. We also develop and commercialize therapeutics and other specialty products for hospitals and clinics in the areas of hematology/oncology, transplantation, infectious diseases and autoimmune disorders. Through our work, we envision protecting and enhancing 50 million lives with our products by 2025. Additional information about the company may be found at www.emergentbiosolutions.com. Follow us @emergentbiosolu.

Safe Harbor Statement
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements, other than statements of historical fact, including, without limitation, statements regarding the planned spin-off of our biosciences business, the timing of any such spin-off, the future earnings and performance of Emergent or any of its businesses, including the biodefense and biosciences businesses on a standalone basis if the spin-off is completed, and any other statements containing the words "believes", "expects", "anticipates", "intends", "plans", "forecasts", "estimates" and similar expressions in conjunction with, among other things, discussions of financial performance or financial condition, strategy, product sales, manufacturing capabilities, product development, regulatory approvals or expenditures are forward-looking statements. These forward-looking statements are based on our current intentions, beliefs and expectations regarding future events. We cannot guarantee that any forward-looking statement will be accurate. Investors should realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could differ materially from our expectations. Investors are, therefore, cautioned not to place undue reliance on any forward-looking statement. Any forward-looking statement speaks only as of the date of this press release, and, except as required by law, we do not undertake to update any forward-looking statement to reflect new information, events or circumstances.

There are a number of important factors that could cause the company's actual results to differ materially from those indicated by such forward-looking statements, including whether the planned spin-off of the biosciences business is completed, as expected or at all, and the timing of any such spin-off; whether the conditions to the spin-off can be satisfied; whether the operational, marketing and strategic benefits of the spin-off can be achieved; whether the costs and expenses of the spin-off can be controlled within expectations; and general market and economic conditions. The foregoing sets forth many, but not all, of the factors that could cause actual results to differ from our expectations in any forward-looking statement. Investors should consider this cautionary statement, as well as the risk factors identified in our periodic reports filed with the SEC, when evaluating our forward-looking statements.

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